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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)—February 26, 2002

PHOTOGEN TECHNOLOGIES, INC.
(Exact name as specified in its charter)

NEVADA	0-23553	36-4010347
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7327 OAK RIDGE HIGHWAY, SUITE B KNOXVILLE, TENNESSEE	37931
(Address of principal executive offices)	(Zip Code)

(423) 769-4011
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5.    OTHER EVENTS.

        Photogen Technologies, Inc. (the "Company") issued a press release announcing that its Chairman, Theodore Tannebaum, is not expected to continue his duties as the Company's Chairman due to health problems. Pending selection of a new Chairman, the duties of that office will be assumed by Taffy Williams, Ph.D., a director and President and Chief Executive Officer of the Company since 2000. The Press Release, dated February 26, 2002, is attached as Exhibit 99 hereto.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  The following exhibit is filed with this report:

  Exhibit 99—Press Release of the Company, dated February 26, 2002, announcing that its Chairman is not expected to continue his duties as the Company's Chairman and that Taffy Williams, Ph.D. will assume the duties of that office.

SIGNATURES

        In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

PHOTOGEN TECHNOLOGIES, INC.
/s/ Taffy Williams

Taffy Williams, Ph.D., President and Chief Executive Officer

Dated: February 27, 2002

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release of the Company, dated February 26, 2002, announcing that its Chairman is not expected to continue his duties as the Company's Chairman and that Taffy Williams, Ph.D. will assume the duties of that office.

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  Item 5. OTHER EVENTS.
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX